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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF ADVANCED MEDICAL, INC.

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NAME                                     JURISDICTION OF INCORPORATION
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
IVAC Holdings, Inc.                      Delaware
IVAC Overseas Holdings, Inc.             Delaware
River Medical, Inc.                      Delaware
IVAC Foreign Sales Corp.                 Barbados
IVAC Canada, Inc.                        Canada
IVAC-Medical, B.V.                       Belgium
IVAC Scandinavia AB                      Sweden
IVAC Industries Limited                  United Kingdom
IVAC UK Limited                          United Kingdom
IVAC France S.A.                         France
IVAC Medizintechnik GmbH                 Germany
Electromedicina IVAC, S.L.               Spain
IMED International Trading Corp.         Delaware
IMED Ltd.                                United Kingdom
IMED Pty. Ltd.                           Australia
IMED Canada Ltd.                         Canada
IMED Holding Co. Ltd.                    British Virgin Islands
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